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                                   EXHIBIT 11

                               EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK

                                   (UNAUDITED)


      (ALL FIGURES ARE IN MILLIONS EXCEPT PER SHARE DATA )          THREE MONTHS ENDED
                                                                      MARCH 31, 1999
                                                                   --------------------
      Average shares outstanding - Basic                                   37.5

      Effect of dilutive securities:
          Stock options                                                     0.1
                                                                   --------------------
      Average share outstanding - Assuming dilution                        37.6
                                                                   ====================

      Net income                                                           15.8

      Earnings per share
          Basic                                                            0.42
          Dilutive                                                         0.42







                                     10Q-15